UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE BANK OF NEW YORK MELLON CORPORATION

240 Greenwich Street

New York, New York 10286

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 15, 2020

On March 30, 2020, The Bank of New York Mellon Corporation (the “Corporation”) issued the following press release announcing the appointment of Thomas P. “Todd” Gibbons as Chief Executive Officer of the Corporation.

On March 3, 2020 the Corporation furnished to stockholders of the Corporation the Proxy Statement for 2020 (the “Proxy Statement”), as supplemented by those definitive additional materials filed by the Corporation with the Securities and Exchange Commission on March 24, 2020, in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on Wednesday, April 15, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about March 30, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

News Release

Contacts:
Media Relations:	Investor Relations:
Manuel Goncalves	Magda Palczynska
Phone: 212-635-1568, mobile: 973-809-1114	Phone: 212-635-8529, mobile: 646-789-1504
manuel.goncalves@bnymellon.com	magda.palczynska@bnymellon.com

Thomas P. (Todd) Gibbons Appointed Chief Executive Officer of BNY Mellon

Joseph Echevarria Remains Independent Chairman of the Board

NEW YORK, March 30, 2020 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) announced today that Thomas P. (Todd) Gibbons has been appointed Chief Executive Officer, effective immediately. Mr. Gibbons has served as interim CEO since September 2019. Joseph Echevarria, a member of BNY Mellon’s Board of Directors since February 2015, will continue to serve as Independent Chairman of the Board.

Mr. Echevarria said, “We are excited to appoint Todd as our Chief Executive Officer, a role he has performed exceptionally on an interim basis. The Board conducted a comprehensive search process over a number of months, and we concluded he is the right person for the job. Todd is an accomplished and respected leader who is well known to all of our stakeholders, with a deep connection to the company and its client base. He has a tremendous understanding of what’s needed to drive the company’s success in the future, and we look forward to continuing to work with him.”

Prior to being named interim CEO in September, Mr. Gibbons served as Vice Chairman and CEO of Clearing, Markets and Client Management – a role that represented about half of BNY Mellon’s earnings. Prior to that role, he was BNY Mellon’s Chief Financial Officer for nine years, Chief Risk Policy Officer for six years, among others during his distinguished career with the company.

Mr. Gibbons said, “I am deeply honored to serve as CEO of BNY Mellon, a company to which I have dedicated my entire career. We are the trusted stewards of our clients’ businesses, and I look forward to working with the Board and leading our nearly 50,000 talented employees as we continue to evolve our great company. We will build on our strong foundation to continue to drive improved performance and innovation across BNY Mellon while also delivering on our promise to our clients, shareholders and employees.”

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of Dec. 31, 2019, BNY Mellon had $37.1 trillion in assets under custody and/or administration, and $1.9 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

News Release

Note to Editors:

Thomas P. (Todd) Gibbons

Mr. Gibbons currently serves as the Chief Executive Officer of BNY Mellon. Prior to that, Mr. Gibbons had been a Vice Chairman of BNY Mellon and CEO of Clearing, Markets and Client Management. In that role he oversaw the Pershing clearing business; the trading, financing, collateral and liquidity management solutions delivered through the Markets business; treasury services and commercial payment activities; the U.S. government securities clearance and U.S. tri-party repo businesses delivered through BNY Mellon Government Securities Services Corp; credit services; global client management; and regional area management. From 2008 through 2017, he served as CFO. Previously, for six years he was Chief Risk Policy Officer, overseeing credit, operational and market risk management of the company and The Bank of New York.

Mr. Gibbons also served as CFO of The Bank of New York for almost a year prior to the merger. He first joined The Bank of New York in 1986 and held top management positions in the capital markets business, including head of global treasury, with responsibility for asset and liability management, funding, money market trading, swaps and derivative products. Prior to joining The Bank of New York, he was assistant treasurer at Handy and Harman, a leading refiner, processor and fabricator of precious metals.

Mr. Gibbons is a member of BNY Mellon’s Executive Committee. He also serves on the advisory board of Wake Forest University’s Business School. He holds a B.S. in Business Administration from Wake Forest University and an MBA from Pace University.

# # #

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 15, 2020: Our 2020 Proxy Statement and 2019 Annual Report to stockholders are available at https://www.bnymellon.com/proxy. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about March 3, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to stockholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.